Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-141791

Prospectus Supplement No. 3
Dated September 24, 2008
to the Prospectus dated May 1, 2007

This prospectus supplement amends the information in the “Selling Stockholders” section of our prospectus dated May 1, 2007 (the “Prospectus”) relating to the resale of 21,415,447 shares of our common stock and 9,636,950 shares of our common stock issuable upon the exercise of warrants.

The purpose of this prospectus supplement is to modify the “Selling Stockholders” section of the Prospectus to reflect a name change by Baker Biotech Fund I, L.P. (“Baker Biotech Fund I”), which is listed as a selling stockholder, to 667, L.P. (“667”).

This prospectus supplement should be read in conjunction with the Prospectus, and this prospectus supplement is qualified in its entirety by reference to the Prospectus, except to the extent that the information herein modifies or supersedes the information contained in the Prospectus. Except as amended by this prospectus supplement, the “Selling Stockholders” section of the Prospectus is not affected by this prospectus supplement.

Our common stock is currently traded on the Global Market of the NASDAQ Stock Market LLC under the symbol “NTEC.”

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 AS WELL AS SUBSEQUENTLY FILED FORMS 10-Q BEFORE YOU DECIDE TO INVEST.

Neither the Securities and Exchange Commission (SEC) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

EXPLANATORY NOTE

The references in the “Selling Stockholders” table in the section entitled “Selling Stockholders” are hereby amended to reflect the name change by Baker Biotech Fund I to 667.

The information in this supplement to the “Selling Stockholders” table set forth below is based solely on information provided to us by 667 as of September 24, 2008.

This prospectus supplement should be read in conjunction with the Prospectus. The “Selling Stockholders” section of the Prospectus, including the table, are only affected by this prospectus supplement to reflect the name change by Baker Biotech Fund I to 667.

SELLING STOCKHOLDERS

	Number of Shares of Common Stock Beneficially Owned Prior to	Number of Shares of Common Stock Registered for	Number of Shares of Common Stock Underlying Warrants Registered for	Shares Beneficially Owned After Offering
Name of selling stockholder	the Offering	Sale Hereby	Sale Hereby	Number	Percent

667, L.P.	808,577	450,300	202,635	155,642		*

* Less than 1 percent.